Exhibit 23(b)-Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-84202) pertaining to the Herman Miller, Inc. Profit Sharing and 401(k) Plan of our report dated November 23, 2009, with respect to the financial statements of the Herman Miller, Inc. Profit Sharing and 401(k) Plan included in this Annual Report (Form 11-K) for the fiscal year ended May 30, 2009.

/s/ Ernst Young LLP

Grand Rapids, Michigan
November 23, 2010